INDEMNIFICATION AGREEMENT

         This INDEMNIFICATION AGREEMENT dated as of October 1, 1998 is made and entered into by and between Vanguard Cellular Systems, a North Carolina corporation (the "Company"), and Haynes G. Griffin, Stephen R. Leeolou, L. Richardson Preyer, Jr., Stuart Smith Richardson, Piedmont Harbor - Piedmont Associates Limited Partnership and Smith Richardson Foundation, Inc. (each, a "Shareholder" and, collectively, the "Shareholders").

         WHEREAS, the Company's Board of Directors has approved an Agreement and Plan of Merger dated as of October 2, 1998 pursuant to which the Company will merge with and into a wholly owned subsidiary of AT&T Corp. ("AT&T") (the "Merger Agreement"); and

         WHEREAS, AT&T has required in the Merger Agreement that each Shareholder enter into a Voting Agreement pursuant to which such Shareholder will agree to vote in favor of the transaction contemplated by the Merger Agreement at the meeting of shareholders of the Company to consider such transaction and will grant to AT&T an option to acquire his shares at a price equal to $23.00 per share, which option is exercisable upon the occurrence of certain events (with respect to each Shareholder, a "Voting Agreement"); and

         WHEREAS, in order to induce each Shareholder to enter into his Voting Agreement, the Company agreed to indemnify and hold harmless the Shareholders against certain litigation costs incurred in connection with any action brought or threatened to be brought against the Shareholders as a result of their entering into their respective Voting Agreements.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                 INDEMNIFICATION

         Section 1.1 Indemnification. The Company shall indemnify and hold harmless each Shareholder from and against expenses, including, without limitation, reasonable attorneys' fees, as and when incurred in connection with the defense of any actual or threatened action, suit, proceeding or claim arising out of or in connection with such Shareholder's Voting Agreement (a "Proceeding"); provided, that (i) the Company shall not be liable for any settlement of any Proceeding or for any judgment or award resulting from any Proceeding, (ii) the aggregate amount of expenses that the Company shall be obligated to pay to or on behalf of all Shareholders in the aggregate pursuant to this Agreement is One Million Dollars ($1,000,000) and (iii) the Company shall not be obligated to the extent that any indemnification payment hereunder is prohibited by law.

     Section 1.2 Procedure. In case any Proceeding shall be instituted involving any Shareholder in respect of which indemnity may be sought pursuant to Section 1.1, such

Shareholder shall promptly notify the Company in writing, and the Company, upon request of the Shareholder, shall retain counsel reasonably satisfactory to the Shareholder to represent the Shareholder and any others (including other Shareholders) that the Company may designate in such Proceeding and the Company shall pay the fees and disbursements of such counsel related to such Proceeding and other reasonable expenses incurred by the Shareholder in connection with such Proceeding, subject to the limitations contained in Section 1.1; provided, however, that if such Shareholder shall object to the selection of counsel after having been advised by such counsel that there may be one or more legal defenses available to him which are different from or additional to those available others that are defendants in the same Proceeding, the Company shall designate other counsel reasonably satisfactory to the Shareholder (provided that the Shareholders as a group shall be represented by the same counsel unless such counsel has advised that there may be one or more legal defenses available to one Shareholder which are different from or additional to those available the other Shareholders). In any such proceeding, any Shareholder shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Shareholder unless the Company and such Shareholder shall have mutually agreed to the retention of such counsel and the Company shall have agreed to pay such counsel.


                                   ARTICLE II

                                  MISCELLANEOUS

         Section 2.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the Company at Vanguard Cellular Systems, Inc., 2002 Pisgah Church Road, Greensboro, NC 27455, Facsimile No.: (336) 545-2233, Attn:_____________
with a copy to Schell Bray Aycock Abel & Livingston, P.L.L.C., 230 North Elm Street, Suite 1500, Greensboro, NC 27401, Facsimile No.: (336)370- 8830, Attn:
Doris R. Bray or to a Shareholder at the address or facsimile number listed below such Shareholder's name on the signature page hereto. All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

         Section 2.2 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         Section 2.3 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         Section 2.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to a contract executed and performed in such state, without giving effect to the conflicts of laws principles thereof.

         Section 2.5 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         Section 2.6 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except for assignments and transfers by operation of law. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         Section 2.7 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         Section 2.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                                COMPANY:
                                                VANGUARD CELLULAR SYSTEMS, INC.


                                                By:___________________________
                                                   Name:
                                                   Title:

                                                SHAREHOLDERS:


                                                ------------------------------
                                                HAYNES G. GRIFFIN
                                                Address for Notices:
                                                [Address]
                                                Facsimile No.:


                                                ------------------------------
                                                STEPHEN R. LEEOLOU

                                                Address for Notices:
                                                [Address]
                                                Facsimile No.:


                                                ------------------------------
                                                L. RICHARDSON PREYER, JR.

                                                Address for Notices:
                                                [Address]
                                                Facsimile No.:


                                                ------------------------------
                                                STUART SMITH RICHARDSON

                                                Address for Notices:
                                                [Address]
                                                Facsimile No.:

                                                PIEDMONT HARBOR - PIEDMONT
                                                ASSOCIATES LIMITED PARTNERSHIP



                                                By:_________________________
                                                General Partner

                                                Address for Notices:
                                                [Address]
                                                Facsimile No.:


                                               SMITH RICHARDSON FOUNDATION, INC.



                                                By:_________________________
                                                President

                                                Address for Notices:
                                                [Address]
                                                Facsimile No.: